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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported) : November 21, 2005


                                   BELK, INC.
             (Exact name of Registrant as specified in its charter)

          Delaware                  000-26207                    56-2058574
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(State of Incorporation)       (Commission File Number)       (I.R.S. Employer
                                                             Identification No.)


   2801 West Tyvola Road, Charlotte, North Carolina             28217-45000
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         (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code         (704) 357-1000
                                                   ----------------------------


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          (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 21, 2005, Belk, Inc. and certain of its subsidiaries (collectively, "Belk") entered into a transaction with GE Money Bank ("GE"), an affiliate of GE Consumer Finance, related to the sale of Belk's private label credit card business, with approximately $300 million in receivables, to GE. The transaction is expected to close in January 2006.

THE PURCHASE AND SALE AGREEMENT

On November 21, 2005, Belk National Bank, a national banking association (the "Bank") and Belk Accounts Receivable LLC, a North Carolina limited liability company ("BAR LLC," and collectively with the Bank, the "Sellers") entered into a Purchase and Sale Agreement (the "Purchase Agreement") with GE. Pursuant to the Purchase Agreement, the Sellers agreed to sell all of their private label credit card accounts and the related accounts receivable to GE (the "Sale"). The purchase price for the assets to be sold will equal 100% of the amount of the Gross Receivables, as defined in the Purchase Agreement. Proceeds from the sale will be used to reduce outstanding debt and for general corporate purposes.

The Purchase Agreement is subject to customary conditions, including termination or expiration of all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The parties have made customary representations, warranties and covenants in the Purchase Agreement. The closing of the transaction is also subject to consummation of the transactions contemplated by the HSBC Purchase Agreement (described below). The Purchase Agreement contains customary termination rights, including termination rights by GE or the Sellers in the event the transaction has not been consummated by July 31, 2006. The Purchase Agreement also contains customary indemnification obligations of the parties.

Also on November 21, 2005, GE entered into a purchase and sale agreement (the "HSBC Purchase Agreement") with HSBC Bank Nevada, National Association and HSBC Private Label Acquisition Corp. (USA) (collectively, "HSBC"), pursuant to which GE will acquire the Proffitt's and McRae's proprietary credit card accounts and the related accounts receivable from HSBC, with approximately $200 million in receivables. Belk acquired 47 Proffitt's and McRae's department stores from Saks Incorporated in July 2005 and, in connection with that transaction, entered into a program agreement with HSBC with respect to the Proffitt's and McRae's credit card accounts.

THE CREDIT CARD PROGRAM AGREEMENT

In connection with the Purchase Agreement, Belk entered into a Credit Card Program Agreement (the "Program Agreement") with Belk Stores of Virginia LLC, a North Carolina limited liability company, Belk-Simpson Company, Greenville, South Carolina, a South Carolina corporation, Belk Department Stores LP, a North Carolina limited partnership, BAR LLC, and GE.

The Program Agreement sets forth the terms and conditions under which GE will issue credit cards to Belk's customers and pay Belk for sales made on the cards. Under the terms of the


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Program Agreement, Belk is required to perform certain duties, including the duties to receive in-store customer payments on behalf of GE and remit such payments to GE. GE is required to service the accounts in accordance with the terms of the Program Agreement. The Program Agreement provides that GE will pay BAR LLC certain fees, including the daily payment of a percentage of the previous day's Net Credit Sales (as defined in the Program Agreement).

The Program Agreement has an initial term of 10 years, but may be terminated earlier upon the occurrence of certain events, including an event of default by the parties.

The Purchase Agreement and the Program Agreement are attached hereto as Exhibits
10.1 and 10.2, respectively. The foregoing description of the Purchase Agreement and the Program Agreement is qualified in its entirety by reference to the full text of those documents.

ITEM 2.05.  COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

Concurrently with the closing of the Sale, nearly all of Belk's corporate credit positions will be eliminated and assumed by GE. This will impact approximately 150 Belk associates. Belk does not anticipate that it will incur any material charges in connection with the cessation of credit operations and the elimination of the corporate credit positions.

ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS.

         (d)      Exhibits.

         10.1 Purchase and Sale Agreement, dated as of November 21, 2005, among Belk National Bank, Belk Accounts Receivable LLC and GE Money Bank

         10.2 Credit Card Program Agreement, dated as of November 21, 2005, by and among Belk, Inc., Belk Stores of Virginia LLC, Belk-Simpson Company, Greenville, South Carolina, Belk Department Stores LP, Belk Accounts Receivable LLC and GE Money Bank






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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   BELK, INC.



Date:  November 28, 2005           By: /s/ Ralph A. Pitts
                                       -----------------------------------------
                                       Ralph A. Pitts, Executive Vice President,
                                       General Counsel and Secretary




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                                  EXHIBIT INDEX


Exhibit
Number   Description
-------- ------------

10.1 Purchase and Sale Agreement, dated as of November 21, 2005, among Belk National Bank, Belk Accounts Receivable LLC and GE Money Bank

10.2 Credit Card Program Agreement, dated as of November 21, 2005, by and among Belk, Inc., Belk Stores of Virginia LLC, Belk-Simpson Company, Greenville, South Carolina, Belk Department Stores LP, Belk Accounts Receivable LLC and GE Money Bank